SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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Berkshire Bancorp Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BERKSHIRE BANCORP INC.
160 Broadway
New York, New York  10038

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 24, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven Rosenberg and Emanuel Adler, and each of them, as proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Berkshire Bancorp Inc. on Tuesday, August 24, 2010, at 405 Lexington Avenue, New York, New York, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.       ELECTION OF DIRECTORS:

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below).		to vote for all nominees listed below.

William L. Cohen, Martin A. Fischer, Moses Krausz, Moses Marx, Steven Rosenberg and Randolph B. Stockwell

(INSTRUCTION:  To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

The Board of Directors recommends a vote "FOR" all nominees listed above.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE.  IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL BOARD NOMINEES LISTED IN PROPOSAL 1.

DATED: ___________________________, 2010
Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature

Signature if held jointly

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

BERKSHIRE BANCORP INC.
160 Broadway
New York, New York 10038
Tel: (212) 791-5362

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 24, 2010

To the Stockholders of
BERKSHIRE BANCORP INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Berkshire Bancorp Inc., a Delaware corporation (the "Company"), will be held on Tuesday, August 24, 2010, at 9:00 A.M. (eastern time), at the offices of Blank Rome LLP, The Chrysler Building, 24th Floor, 405 Lexington Avenue, New York, New York 10174, for the following purposes:

 1. To elect six directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

 2. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment(s) thereof.

The Board of Directors has fixed the close of business on July 13, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.  Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment(s) thereof.

Enclosed with this Notice are a Proxy Statement, a proxy card and return envelope, and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2009 (which includes the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission).

All stockholders are cordially invited to attend the meeting in person.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 24, 2010

The following proxy materials are available for review at
WWW.BERKSHIREBANCORP.INVESTORROOM.COM

* our 2010 Proxy Statement and proxy card;

* our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

* amendments to the foregoing materials that are required to be furnished to stockholders, if any.

Directions to attend the Annual Meeting, where you may vote in person, may be obtained by calling the Company at (212) 791-5363.

By Order of the Board of Directors of
BERKSHIRE BANCORP INC.

Emanuel J. Adler
Secretary

Dated: July 13, 2010

BERKSHIRE BANCORP INC.
160 Broadway
New York, New York 10038
Telephone No.: (212) 791-5362

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 24, 2010

July 13, 2010

Information Regarding Proxies

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Berkshire Bancorp Inc. (the "Company", "us", "our" or "we") for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, August 24, 2010, at 9:00 A.M. (eastern time), at the offices of Blank Rome LLP, The Chrysler Building, 24th Floor, 405 Lexington Avenue, New York, New York 10174 and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Meeting.  This Proxy Statement and the accompanying proxy card are first being mailed to stockholders of the Company on or about July 20, 2010.

The principal executive offices of the Company are located at 160 Broadway, New York, New York 10038.

The cost of solicitation of proxies will be borne by the Company.  In addition to the solicitation of proxies principally by the use of the mail, directors, officers and other employees of the Company, acting on its behalf and without special compensation, may solicit proxies by telephone, facsimile, email or personal interview.  The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.  It is estimated that said solicitation costs will be nominal.

Outstanding Stock and Voting Rights

The Board of Directors has fixed the close of business on July 13, 2010 as the record date (the "Record Date") for the determination of stockholders of the Company who are entitled to receive notice of, and to vote at, the Annual Meeting.  Only stockholders of record on the Record Date shall be entitled to notice of, and to vote at, the Annual Meeting.  At the close of business on the Record Date, an aggregate of 7,054,183 shares of the Company's common stock were outstanding, each of which is entitled to one vote on each matter to be voted upon at the Annual Meeting.  The Company's stockholders do not have cumulative voting rights.  The Company has no other class of securities entitled to vote at the Annual Meeting.

Voting Procedures; Revocations

When a proxy card in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated thereon.  If a proxy card is properly executed but no directions are indicated thereon, the shares will be voted FOR the election of each of the nominees for director named herein as shown on the form of proxy card.

The Board of Directors does not know of any other business to come before the Annual Meeting.  However, if any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof for which specific authority has not been solicited from the stockholders, then, to the extent permissible by law, the persons named in the proxies will vote the proxies (which confer authority upon them to vote on any such matters) in accordance with their judgment.  A stockholder who executes and returns the enclosed proxy card may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary or Assistant Secretary of the Company, by executing a subsequently dated proxy card or by voting in person at the Annual Meeting.  Attendance at the Annual Meeting by a stockholder who has executed and returned a proxy card does not alone revoke such proxy.  Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of American Stock Transfer & Trust Company, the Company's transfer agent.  If your shares are held in the name of a bank or broker, you must obtain a legal proxy from the bank or broker to attend the Annual Meeting and vote in person.

Proxies in the accompanying form are being solicited by, and on behalf of, the Company's Board of Directors.  The persons named in the proxy have been designated as proxies by the Company's Board of Directors.  Pursuant to Delaware corporate law, the presence of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote, represented at the Annual Meeting in person or by proxy, will constitute a quorum.

Directions to withhold authority, abstentions and broker non-votes, if any, will be counted for purposes of determining the existence of a quorum at the Annual Meeting.  Broker non-votes occur when a broker or other nominee that holds shares for a beneficial owner does not vote on a proposal because the broker or other nominee does not have discretionary authority to vote on the proposal and has not received voting instructions from the beneficial owner.

If a quorum is present at the Annual Meeting, the nominees for director shall be elected by a plurality of the votes present (in person or by proxy) at the Annual Meeting and entitled to vote thereon, meaning that the six nominees receiving the highest vote totals will be elected as Directors of the Company; and all other matters, if any, will be approved by a majority of votes cast and entitled to vote at the meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

The entire Board of Directors is to be elected at the Annual Meeting.  The Company's by-laws presently limit the size of the Board of Directors to not less than three (3) nor more than eleven (11) persons.  The Board currently has been set at six (6) persons.  Accordingly, at the Annual Meeting, six (6) nominees will be elected to hold office as directors.  The six persons listed below have been nominated to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified.  All of the nominees are currently directors of the Company.  In the unexpected event that any of such nominees should become unable or decline to serve, proxies may be voted for the election of substitute nominees as are designated by the Company's Board of Directors.

Director Qualifications

In evaluating a director candidate, the Board seeks directors who represent a mix of backgrounds and experiences that it believes will enhance the quality of the Board's deliberations and decisions.  Candidates are required to have substantial experience with commercial or financial companies, or shall have achieved a high level of distinction in their chosen professions.  While the Board does not have a specific policy with regard to the consideration of diversity in identifying Board nominees, the Board seeks to maintain a diverse director mix that includes active or retired chief executive officers and senior executives and individuals with experience in law, finance and community banking. Finally, in considering candidates for director, all potential board members are expected to display the personal attributes necessary to be an effective director: integrity, sound judgment, ability to operate collaboratively, and commitment to the Company, its stockholders, employees and other constituencies. The Company's Board members represent a desirable mix of backgrounds, skills, and experiences, and they all share the personal attributes of effective directors described above and represent diverse viewpoints.  The specific experience and qualifications of our Board members that contribute to the effectiveness of our Board and led to our conclusion that they should serve as Board members are discussed below.

The Board may, but has not, employed professional search firms (for which it would pay a fee) to assist it in identifying potential members of the Board of Directors with the desired qualifications.

The names of the nominees for election as directors are listed below, together with certain personal information, including the present principal occupation and recent business experience of each nominee (based solely upon information furnished by such persons).  Each of the persons named below has indicated to the Board of Directors of the Company that he will be able to serve as a director if elected and each has consented to be named in this Proxy Statement.

Proxies in the accompanying form will be voted at the Annual Meeting in favor of the election of each of the nominees listed below, unless authority to do so is specifically withheld as to an individual nominee or nominees or all nominees as a group.  Proxies cannot be voted for a greater number of persons than the number of nominees named.  Directors will be elected by a plurality of the votes present at the Annual Meeting in person or by proxy and entitled to vote thereon (assuming a quorum exists).

The Nominees
Name, Principal Occupation and Other Directorships	Age	Year Commenced Serving as a Director of the Company
William L. Cohen	68	1993
Mr. Cohen has served as the Chief Executive Officer of Andover Properties, LLC, a real estate development company specializing in self storage facilities since November 2003, and has been a private investor for over five years.  Mr. Cohen was President, Chief Executive Officer and Chairman of the Board of The Andover Apparel Group Inc., an apparel manufacturing company, from 1980 to 2000.

Name, Principal Occupation and Other Directorships	Age	Year Commenced Serving as a Director of the Company
Martin A. Fischer	72	2006
Mr. Fischer has been the President and Chief Executive of Mount Carmel Cemetery Association, a New York State not-for-profit corporation, since April 2001.  Mr. Fischer was counsel to Warshaw, Burstein, Cohen, Schlesinger and Kuh, a New York City law firm, from 1987 until 2001 and served as President, Chief Operating Officer and a director of Kinney System, Inc. and The Katz Parking System, Inc. from 1981 to 1986.  Mr. Fischer was appointed Commissioner of the New York State Insurance Fund in 1977 and served as its Chairman until January 1995.

Moses Krausz	69	2007
Mr. Krausz has held the position of President of the Company's subsidiary, The Berkshire Bank (the "Bank") since March 1992 and Chief Executive Officer since November 1993.  Prior to joining the Bank, Mr. Krausz was Managing Director of SFS Management Co., L.P., a mortgage banker, from 1987 to 1992 and was President of UMB Bank and Trust Company, a New York State chartered bank, from 1978 to 1987.

Moses Marx	74	1995
Mr. Marx has been the Managing Member of United Equities Company LLC since 2000 and General Partner of its predecessor, United Equities Company since 1954 and General Partner of United Equities Commodities Company since 1972. He is also President of Momar Corp. All of these are private investment companies. Mr. Marx served as a director of The Cooper Companies, Inc. (a developer and manufacturer of healthcare products) from 1995 to March 2010.

Steven Rosenberg	61	1995
Mr. Rosenberg has served as President and Chief Executive Officer of the Company since March 1999 and served as Vice President-Finance and Chief Financial Officer of the Company from April 1990 to March 1999. Mr. Rosenberg continues to serve as the Chief Financial Officer of the Company. From September 1987 through April 1990, he served as President and Director of Scomel Industries, Inc., a company engaged in international marketing and consulting. Mr. Rosenberg is a director of The Cooper Companies, Inc.

Name, Principal Occupation and Other Directorships	Age	Year Commenced Serving as a Director of the Company
Randolph B. Stockwell	63	1988
Mr. Stockwell has been a private investor for over five years. Since May 2010 Mr. Stockwell has served as a Manager of YSA Furling Systems, LLC. From 1999 through April 2010, Mr. Stockwell served as President of Yachting Systems of America, LLC.  He served in various capacities with the Community Bank, a commercial bank, from September 1972 to January 1987.

There are no family relationships (whether by blood, marriage or adoption) among any of the Company's current directors or executive officers.

Board Leadership Structure

The Company has chosen to separate the principal executive officer and board chairman positions as a matter of good corporate governance and to efficiently utilize the skills and time of the individuals who currently serve in these positions. Our CEO is responsible for the day to day leadership and performance of the Company, whereas our Chairman of the Board provides the strategic direction for the Company and presides over meetings of the full Board.

The Board's Role in Risk Oversight

     The Board's role in the Company's risk oversight process includes receiving periodic reports from senior management on areas of material risk to the Company. These reports include operational, financial, legal and regulatory, and strategic and reputational risks. The full Board receives these reports to enable it to understand our risk identification, risk management and risk mitigation strategies.

Corporate Governance

We have an ongoing commitment to good governance and business practices. In furtherance of this commitment we regularly monitor developments in the area of corporate governance, and review our processes and procedures in light of such developments.  We review changes in federal law and the rules and regulations promulgated by the Securities and Exchange Commission ("SEC") and the regulations of the NASDAQ Stock Market LLC.  We comply with new laws and rules and implement other corporate governance practices which we believe to be in the best interest of the Company and its stockholders. We believe that we have in place policies which are designed to enhance our stockholders' interests.

The Company qualifies as a "controlled company" under applicable NASDAQ rules by virtue of more than 50% of the voting power of the Company being controlled by one individual as set forth below in "Securities Held By Management," and therefore is exempt from the requirement of NASDAQ Marketplace Rule 5605(b)(i) that a majority of the Board of Directors must be comprised of independent directors as well as the requirements of Rule 5605(d) regarding determination of compensation of officers and Rule 5605(e) regarding nomination of directors. Inasmuch as the Company is a controlled company, compensation is determined by the independent members of the Board, Messrs. Cohen, Fischer and Stockwell, and approved by the disinterested members of the Board, and nominations to the Board are made by the entire Board, in each case by including both directors who qualify and directors who do not qualify as independent directors.

Corporate Code of Ethics.  We have adopted a Corporate Code of Ethics, copies of which are available without cost upon written request to the Company's Chief Executive Officer at the Company's principal executive office.  All of our employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to our Corporate Code of Ethics in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.

We also have a confidential hotline through which our employees may report concerns about the Company's business practices. In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters.

Board Committees, Meetings and Compensation

Our Board of Directors has established two Committees, the Audit Committee and the Stock Incentive Committee.  Committee membership is determined by the Board, and all committee members are independent directors as determined by the Board in accordance with the independence requirements under corporate governance rules for companies whose securities are listed on NASDAQ.  Audit Committee members also meet the independence requirements under Section 10A(m) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules thereunder.  Where appropriate, each Committee maintains a written charter detailing its authority and responsibilities that is adopted by the Board of Directors. Charters are reviewed periodically as legislative and regulatory developments and business circumstances warrant.  Charters are available without cost to any stockholder requesting a copy in writing to the attention of Mr. Steven Rosenberg at the Company's executive offices.  A copy of the Audit Committee Charter is attached as Exhibit A to this Proxy Statement.

(i) The Audit Committee is responsible for (a) the integrity of the Company's financial reporting process and systems of internal controls regarding accounting matters and (b) the selection, qualification and monitoring of independence of the independent accounting firm serving as auditors of the Company. The Committee advises and makes recommendations to the Board of Directors regarding the financial, investment and accounting procedures and practices followed by the Company. The members of the Committee are Messrs. Fischer (Chair), Stockwell and Cohen. The Board has determined that Messrs. Fischer, Stockwell and Cohen are each deemed to be financial experts under applicable rules of the SEC.

(ii) The Stock Incentive Committee is responsible for the administration of our 1999 Stock Incentive Plan. The members of the Committee are Messrs. Cohen (Chair), Fischer and Stockwell.

We do not have a nominating committee.  In accordance with NASDAQ Marketplace rules, nominations of persons to serve on our Board of Directors for the coming year were made by the Board based upon the recommendation of at least a majority of the independent members of the Board.

Considering the regulatory requirements and taking into account its limited size, our Board believes that it is appropriate for the Board, acting as a whole, to identify, and screen, all nominees for Directors of the Company for selection and to fulfill all of the functions of a formal nominating committee. The Board has adopted the following formal procedures for the consideration by the Board members responsible for identifying, screening and recommending Director nominees, to receive and consider any such nominees that may be made by stockholders of the Company.

Stockholders must submit their recommendations in writing to the Company at its executive offices within the time period and in accordance with the procedure specified below.  The Board will consider nominees recommended by the Company's stockholders provided that the recommendation contains sufficient information for them to assess the suitability of the candidate, including the candidate's qualifications. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by members of the Board receive.  Each recommendation for nomination is required to set forth:

*the name and address of the stockholder making the nomination and the person or persons nominated;

*a representation that the stockholder is a holder of record of capital stock of the Company entitled to vote at such a meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated and the number of shares owned of record or beneficially owned by the stockholder;

*a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by the stockholder;

*such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board; and

*the written consent of each nominee to serve as a director of the Company if so elected.

Each recommendation must also include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under NASDAQ Marketplace Rule 5605(A)(2) or, alternatively, a statement that the recommended candidate would not be so barred. Moreover, no candidate will be considered if the candidate (i) is involved as a plaintiff in on-going litigation with the Company or any of its subsidiaries or is employed by an entity which is involved as a plaintiff in on-going litigation with the Company or any of its subsidiaries or (ii) is the subject of any on-going criminal investigation or any investigation of any regulatory authority, including any investigations for fraud or financial misconduct or (iii) is affiliated with a competitor of the Company or any of its subsidiaries.  A nomination which does not comply with the above requirements or is not submitted within the time period specified below will not be considered.

A stockholder wishing to nominate a candidate for election to the Board at a meeting of stockholders at which directors are to be elected is required to give the written notice containing the required information specified above and addressed to the Chief Executive Officer/President of the Company so that it is received by the Company's Chief Executive Officer/President no later than (i) the latest date upon which stockholder proposals must be submitted to the Company for inclusion in its proxy statement relating to such meeting pursuant to Rule 14a-8 under the Exchange Act or other applicable rules or regulations under the federal securities laws or, if no such rules apply, at least 90 days prior to the date one year from the date of the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders, 30 days prior to the printing of the Company's proxy materials with respect to such meeting or if no proxy materials are being distributed to stockholders, at least the close of business on the fifth day following the date on which notice of such meeting is first given to stockholders.

The qualities and skills sought in prospective members of the Board generally require that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company.  Criteria for selection of candidates include, but are not limited to: (i) business and financial acumen, as determined by the Board in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others, (iii) knowledge of the Company's industry, (iv) relevant experience and knowledge of corporate  governance practices, and (v) expertise in an area  relevant to the Company.  Such persons should not have commitments that would conflict with the time commitments of a Director of the Company.  Such  persons shall have other characteristics considered appropriate for membership on the Board of Directors, as determined by the Board.

We do not have a compensation committee.  It is the view of the Board of Directors that it is appropriate for us not to have a compensation committee because we are a "controlled company" under the applicable Marketplace Rules of NASDAQ.  Executive compensation, except compensation governed by the terms of an employment agreement, is determined by the independent members of the Board and without the assistance of compensation consultants.  For fiscal 2009 such determination was made by Messrs. William L. Cohen, Martin A. Fischer and Randolph B. Stockwell, the independent members of the Board and approved by the disinterested members of the Board, which is comprised of all the members of the Board, except for Mr. Steven Rosenberg's compensation, in which case the disinterested members did not include Mr. Rosenberg and Mr. Moses Krausz's compensation, in which case the disinterested members did not include Mr. Krausz.

During the fiscal year ended December 31, 2009, the Board met one time and acted nine times by unanimous written consent. The Audit Committee met six times during fiscal year 2009. The Stock Incentive Committee did not meet during fiscal year 2009.  Each director attended not less than 75% of the aggregate of the meetings of the Board, and the meetings of the committees of the Board on which he served.  The Company does not have a policy requiring the directors to attend Annual Meetings of Stockholders.  However, each director attended the Company's 2009 Annual Meeting of Stockholders.

For a description of compensation paid to Directors, see "Executive Compensation - Compensation of Directors."

The Board of Directors

Our Board is elected annually, and each director stands for election every year. We do not have a classified or staggered board. Our Board is comprised of six Directors, of which two are employees, one is a significant stockholder of the Company and three (Messrs. Cohen, Fischer and Stockwell) have been affirmatively determined by the Board to be independent, meeting the objective requirements set forth by NASDAQ and the SEC, and having no other relationship to the Company other than their service on the Board of Directors.

Stockholders wishing to communicate with the Board of Directors or with a specific Board member may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Steven Rosenberg, Chief Executive Officer, Berkshire Bancorp Inc., 160 Broadway, New York, New York 10038.

Executive Officers of the Company

Set forth below is information regarding a person deemed an executive officer of the Company who is not also a director or nominee for director.

Name	Age	Office
David Lukens	60	Executive Vice President and Chief Financial Officer of The Berkshire Bank

Mr. Lukens has been Senior Vice President and Chief Financial Officer of the Bank since December 1999 and Executive Vice President since December 2003. Prior to joining the Bank, Mr. Lukens was Senior Vice President and Chief Financial Officer of First Washington State Bank, a New Jersey commercial bank, from 1994 to 1999 and was Vice President and Controller at the Philadelphia, PA branch of Bank Leumi Le-Israel B.M., an international commercial bank, from 1978 to 1994.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers (as defined therein), directors and persons owning more than ten (10%) percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the Company with the SEC.  SEC regulations also require that a copy of all such Section 16(a) forms filed be furnished to the Company by the filer.

Based solely on a review of the copies of such forms and amendments thereto received by the Company, or on written representations from our executive officers and directors that no Forms 5 were required to be filed, we believe that during fiscal 2009 all Section 16(a) filing requirements applicable to our executive officers, directors and beneficial owners of more than ten (10%) percent of our Common Stock were met.

Securities Held by Management

The following table sets forth information regarding beneficial ownership of our common stock as of the Record Date by (i) each person known to us to beneficially own more than 5% of our common stock, (ii) each of our current directors, (iii) the individuals named in the Summary Compensation Table set forth below and (iv) all of our current directors and executive officers as a group.  Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security.  A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty (60) days of the Record Date.

Title of Class	Name and Address of Beneficial Owner (a)	Amount and Nature of Beneficial Ownership as of the Record Date		Percent of Class
Common Stock	William L. Cohen	0		*
Common Stock	Martin A. Fischer	10,800		*
Common Stock	Moses Krausz	90,464	(1)	1.3%
Common Stock	David Lukens	600		*
Common Stock	Moses Marx 160 Broadway New York, NY 10038	3,854,176	(2)	54.6%
Common Stock	Steven Rosenberg	62,580		*
Common Stock	Randolph B. Stockwell	21,000		*
Common Stock	All executive officers and directors as a group (7 persons)	4,039,620		57.3%

* Less than 1%

(a)Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.
(1)Includes 2,100 shares owned by Mr. Krausz's spouse.
(2)Includes 285,000 shares owned by Momar Corporation and 386,163 shares owned by Terumah Foundation and 3,692 shares owned by United Equities Commodities Company.  Does not include 37,302.32 shares representing 23.0% of the shares owned by Eva and Esther, L.P., of which Mr. Marx has a 23.0% limited partnership interest.  Mr. Marx's daughters and their husbands are the general partners of Eva and Esther, L.P.

Certain Relationships and Related Transactions

The Bank has made loans to certain of its directors and their affiliates and, assuming continued compliance with generally applicable credit standards, it expects to continue to make such loans.  All of these loans (i) were made in the ordinary course of business, (ii) were made on the same terms, including interest rates, as those available to other persons not related to the Company, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

In January 2000, the Bank entered into a lease agreement with Bowling Green Associates, LP, the principal owner of which is Mr. Marx, for commercial space to open a bank branch.  We obtained an appraisal of the market rental value of the space from an independent appraisal firm and management believes that the terms of the lease, including the annual rent paid, $428,000, $405,000 and $368,000 in fiscal 2009, 2008 and 2007, respectively, is comparable to the terms and annual rent that would be paid to non-affiliated parties in a similar commercial transaction for similar commercial space.

On October 31, 2008, the Company's Chairman of the Board purchased 30,000 Series A Preferred Shares for an aggregate purchase price of $30,000,000.

In April 2010, the Bank assigned its interest in real estate, that had previously secured a $13.5 million loan, to Momarm II Corporation ("Momarm") for $12.6 million, which represents the Bank's carrying value.  Momarm is owned by immediate family members of the Company's and the Bank's Chairman of the Board, who are also immediate family members of two other directors of the Bank.  The Bank received a fairness opinion with respect to the assignment and an independent appraisal of the real estate.

In April 2010, the Bank sold three loans that it had originally booked at $7.5 million to Momarm for an aggregate purchase price of $3.15 million, which represents the Bank's carrying value.  The Bank received a fairness opinion with respect to the sale of each loan and an independent appraisal of the underlying assets.

Executive Compensation

Our Board of Directors has delegated primary authority for executive compensation to the three independent members of the Board, or Independent Directors, who, though not a formal compensation committee of the Board, act in such capacity.

Change of Control Termination Policies

We have no change of control agreements with any of our employees.

Retirement Plan

Substantially all full-time employees were eligible to participate in the Berkshire Bancorp Inc. Retirement Income Plan after one year of employment, until the plan was terminated on December 31, 2009.  We provided those benefits in order to make an income stream available to the recipients that will assist in meeting their post-retirement needs. Benefits were determined by compensation and years of service. Further detail regarding the retirement plan is provided in "Post-Employment Compensation - Retirement Income Plan".

Deferred Compensation

Certain named executives are eligible to participate in the Deferred Compensation Plan of The Berkshire Bank.  This plan, adopted in July 2006, is designed to allow executives to defer base salary and annual incentives until a future date. The interest rates at which these deferrals accrue are not guaranteed and we believe are in line with competitive practice in our industry.
Further detail on the interest rates we pay is provided in "Post-Employment Compensation - Deferred Compensation Plan".

Perquisites and Other Benefits

We do not provide perquisites of any kind to our named executive officers.  However, our executives are eligible to participate in the benefit plans available to all of our employees.

Non-Employee Director Compensation

In 2009, the Independent Directors reviewed the components of our non-employee director compensation program and recommended to the Board that it remain unchanged.  A further review will be undertaken in 2010 to assure that director pay remains appropriate.  Details regarding director compensation is provided in the Director Compensation Table and accompanying discussion.

Accounting Considerations

Stock options, restricted stock, and performance shares are accounted for based on their grant date fair value. We consider the accounting expense as well as the cash expense of all programs as part of our design and review criteria.

Executive Compensation

The following table shows the compensation paid to the individual who served as our Chief Executive Officer and Chief Financial Officer for the fiscal year ended December 31, 2009, and to each of the other executive officers of the Bank whose total compensation was more than $100,000 during the fiscal year ended December 31, 2009 (our "named executive officers").

Summary Compensation Table

Name and Principal Position	Year	Salary $	Bonus $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $

Steven Rosenberg	2008	230,000	30,000	356,393	—	616,393
President, Chief Executive Officer and Chief Financial Officer	2009	241,500	45,000	278,445	—	564,945

Moses Krausz	2008	465,398	150,000	13,740	11,725	640,863
President and Chief Executive Officer of The Berkshire Bank	2009	481,418	200,000	16,678	7,756	705,852

David Lukens	2008	192,000	30,000	20,127	9,258	251,385
Executive Vice President and Chief Financial Officer of The Berkshire Bank	2009	192,000	30,000	21,1477	,882	251,029

Narrative To Summary Compensation Table

See Retirement Income Plan and Deferred Compensation Plan below for the method of calculating nonqualified deferred compensation earnings for each plan.

Mr. Rosenberg does not have an employment agreement with us.  The amounts reported for Nonqualified Deferred Compensation Earnings includes only the change in the value of his benefit payable under our Retirement Income Plan  Mr. Rosenberg does not participate in the Bank's 401(k) Plan or its Deferred Compensation Plan.

Mr. Krausz has an employment agreement with the Bank.  The agreement expires on April 30, 2012 unless automatically renewed for up to three additional years as provided for in the agreement.  The agreement provides for the payment to Mr. Krausz of a specified base salary with fixed annual increases, the payment of a discretionary bonus and participation in our employee benefit plans. There are no change in control provisions in Mr. Krausz's employment agreement. Mr. Krausz is a participant in the Bank's 401(k) Plan and its Deferred Compensation Plan.  The amounts reported for Nonqualified Deferred Compensation Earnings includes only the earnings on the Deferred Compensation Plan. Mr. Krausz does not participate in the Retirement Income Plan.  The amounts reported in All Other Compensation consists of contributions we made to Mr. Krausz's 401(k) account of $7,350 and $6,900 in 2009 and 2008, respectively, and income associated with life insurance coverage.

Mr. Lukens has an employment agreement with the Bank.  The agreement will expire on June 30, 2012 unless automatically renewed for up to three additional years as provided for in the agreement.  The agreement provides for the payment to Mr. Lukens of a base salary and annual bonus, and participation in our employee benefit plans. There are no change in control provisions in Mr. Lukens' employment agreement.  Mr. Lukens is a participant in the Bank's 401(k) Plan and its Deferred Compensation Plan.  The amounts reported for Nonqualified Deferred Compensation Earnings includes the change in the value of Mr. Luken's benefit payable under our Retirement Income Plan and earnings on the Deferred Compensation Plan, $14,578 and $6,569, respectively, in 2009 and $14,367 and $5,760, respectively, in 2009 and 2008.  The amounts reported in All Other Compensation consists of contributions we made to Mr. Lukens' 401(k) account of $6,687 and $6,683 in 2009 and 2008, respectively, and income associated with life insurance coverage.

Outstanding Equity Awards at Fiscal Year End

There were no options or other equity awards owned by any of our named executive officers at December 31, 2009.

1999 Stock Incentive Plan

Our 1999 Stock Incentive Plan, until it expired in March 2009, permitted the granting of awards in the form of nonqualified stock options, incentive stock options, restricted stock, deferred stock, and other stock-based incentives.  Up to 600,000 shares of our common stock may be issued pursuant to the 1999 Stock Incentive Plan (subject to appropriate adjustment in the event of changes in our corporate structure). Officers, directors and other key employees of us or any of our subsidiaries are eligible to receive awards under the 1999 Stock Incentive Plan.  The option exercise price of all options which are granted under the 1999 Stock Incentive Plan must be at least equal to 100% of the fair market value of a share of common stock of the Company on the date of grant.  At December 31, 2009, options to acquire 550,257 shares of our common stock have been granted under this plan, 2,076 options are outstanding and exercisable, and no options are available for future grants.

Post-Employment Compensation

Retirement Income Plan. Our Retirement Income Plan is a noncontributory defined benefit plan covering substantially all of our full-time, non-union United States employees. Under the Retirement Income Plan, our benefits were based upon employee compensation and years of service.  We paid the entire cost of the plan for our employees and funded such costs as they accrued. Our funding policy was to make annual contributions within minimum and maximum levels required by applicable regulations.  Our customary contributions were designed to fund normal cost on a current basis and fund over 30 years the estimated prior service cost of benefit improvements (15 years of annual gains and losses).  The projected unit cost method was used to determine the annual cost.  Plan assets consist of cash and cash equivalents.

Benefit accruals were frozen and the Retirement Income Plan was terminated as of December 31, 2009, resulting in a plan curtailment.  As a result of such curtailment, we will not accrue benefits for future services;  however, we will continue to contribute as necessary in 2010 for any unfunded liabilities.

Except for Mr. Rosenberg whose benefit is subject to other provisions of the Retirement Income Plan, a participant in the Retirement Income Plan accumulates a balance in his or her retirement account by receiving: (i) an annual retirement credit of 5% of gross wages paid during the year, but not in excess of the applicable annual maximum compensation permitted to be taken into account under Internal Revenue Service guidelines for each year of service; and (ii) an annual interest credit based upon the 30-year U. S. Treasury securities rate.  We pay the entire cost of the Retirement Income Plan for our employees and fund such costs as they accrue.

Our plan provides for a normal retirement age of 65. However, the estimated annual reduced benefits payable under the Retirement Income Plan upon earlier retirement at age 62 for Messrs. Rosenberg and Lukens are approximately $158,300 and $8,400, respectively.  In accordance with the laws currently governing the Retirement Income Plan, the estimated annual benefit payable to Mr. Rosenberg is not expected to increase.  Mr. Krausz is not a participant in the Retirement Income Plan.

Deferred Compensation Plan. The Bank's deferred compensation plan was established in July 2006 to provide for a systematic method by which key employees of the Bank may defer payment of not less than 3% and not more than 50% of his or her compensation that would otherwise be payable during the year. The Deferred Compensation Plan is intended to be a nonqualified and unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

On June 30 and December 31 of each year, account balances are credited with the applicable earnings rate, the highest deposit rate paid by the Bank on its generally available interest bearing deposit accounts (excluding time deposits), in effect at that time. Distributions from the Deferred Compensation Plan may be made upon (i) separation from service, (ii) an unforeseeable emergency, (iii) death, (iv) disability, as defined under Section 409A of the Internal Revenue Code of 1986, as amended, (the "Code") and (v) a Change in Control Event, to the extent such Change in Control Event constitutes permissible payment under Section 409A of the Code.

Compensation of Directors

Director Compensation for the Fiscal Year Ended December 31, 2009.

Name	Fees Earned or Paid in Cash $	Total $
William L. Cohen	30,000	30,000
Moses Marx	26,500	26,500
Martin A. Fischer	32,500	32,500
Randolph B. Stockwell	30,500	30,500

Each director who is not also an employee receives a stipend of $25,000 per annum and $1,500 for each day during which he participates in a meeting of the Board or a Committee of the Board. Each of these directors also receives a fee of $1,000 for telephonic meetings of the Board or a Board Committee. The directors are eligible to participate in the Company's 1999 Stock Incentive Plan, but have not received grants under that Plan during 2009.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the "Audit Committee") of the Company is comprised of three independent directors and operates under a written charter adopted by the Board.

The primary function of the Audit Committee is to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance.  The Audit Committee's primary duties and responsibilities are to:

a.	Periodically assess the integrity of the Company's financial reporting process and systems of internal control regarding accounting.

b.	Select the Company's outside auditors and periodically assess their independence and performance.

c.	Provide an avenue of communication among the Company's independent accountants, management and the Board of Directors.

Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

The Audit Committee held six meetings during fiscal year 2009.  During these meetings, the Audit Committee reviewed and discussed the Company's financial statements with management and Grant Thornton LLP ("Grant Thornton"), its independent certified public accountants.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2009 with the Company's management and management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.  The Audit Committee discussed with Grant Thornton matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board (the "PCAOB").

In addition, the Audit Committee has reviewed and discussed with Grant Thornton the firm's independence from the Company and its management. The Audit Committee received from Grant Thornton the written disclosures and the letter regarding its independence as required by the PCAOB's applicable requirements. The Audit Committee also considered the non-audit services provided by Grant Thornton and determined that the services provided are compatible with maintaining Grant Thornton's independence.

Based on the Audit Committee's discussions with management and Grant Thornton and the Audit Committee's review of the representations of management and the report of Grant Thornton to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
MARTIN A. FISCHER (Chairman)
RANDOLPH B. STOCKWELL
WILLIAM L. COHEN

OTHER MATTERS

The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, the persons holding the accompanying proxy will vote in accordance with their judgment.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Grant Thornton LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 2009.  It is currently anticipated that Grant Thornton LLP will be selected by the Audit Committee of the Board of Directors to examine and report upon our financial statements for the fiscal year ending December 31, 2010.  A representative of Grant Thornton LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The total fees paid to Grant Thornton for the last two fiscal years are as follows:

	Fiscal Year Ended December 31, 2009	Fiscal Year Ended December 31, 2008

Audit Fees:	$432,163	$338,379

Audit Related Fees: Professional services rendered for employee benefit plan audits, accounting assistance in connection with acquisitions and consultations related to financial accounting and reporting standards	$—	$—

Tax Fees: Tax consulting, preparation of returns	$81,480	$71,695

All Other Fees: Professional services rendered for corporate support	$—	$—

The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by Grant Thornton LLP in 2009. Consistent with the Audit Committee's responsibility for engaging the Company's independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee.  The full Audit Committee approves proposed services and fee estimates for these services.  The Audit Committee chairperson has been designated by the Audit Committee to approve any audit and permissible non-audit services arising during the year that were not pre-approved by the Audit Committee and services that were pre-approved.  Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular quarterly meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting.  Pursuant to these procedures, the Audit Committee approved the foregoing audit and permissible non-audit services provided by Grant Thornton LLP.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company anticipates that its 2011 Annual Meeting will be held in mid-May 2011.  Therefore, a stockholder proposal that complies with all of the applicable requirements under Rule 14a-8 of the Exchange Act and any other applicable regulation or statute must be received by the Company on or prior to December 20, 2010 at the address of the Company set forth on the first page of this Proxy Statement in order to be eligible for inclusion in the Company's proxy statement for the 2011 Annual Meeting of Stockholders.  Any such proposal should be directed to the Secretary or Assistant Secretary of the Company.

In accordance with Rules 14a-4(c) and 14a-5(e) promulgated under the Exchange Act, the Company hereby notifies its stockholders that it did not receive notice of any proposed matter to be submitted for stockholder vote at the Annual Meeting and, therefore, any proxies received in respect of the Annual Meeting will be voted in the discretion of the Company's management on any other matters which may properly come before the Annual Meeting.  The Company further notifies its stockholders that if the Company does not receive notice by March 7, 2011 of a proposed matter to be submitted by a stockholder for stockholders vote at the 2011 Annual Meeting of Stockholders, then any proxies held by persons designated as proxies by the Company's Board of Directors in respect of such Annual Meeting may be voted at the discretion of such persons on such matter if it shall properly come before such Annual Meeting.

By Order of the Board of Directors

Emanuel J. Adler
Secretary
Dated: July 13, 2010

EXHIBIT A

AUDIT COMMITTEE CHARTER

FOR

BERKSHIRE BANCORP INC.

Purpose

The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board"). The Committee's primary purpose is to assist the Board in fulfilling its oversight responsibilities with respect to:

a.	The integrity of the Company's financial reporting process and systems of internal controls regarding accounting; and

b.	The independence and qualifications of the Company's outside auditors.

In addition, the Committee will assist in providing an avenue of communication among the outside auditors, management and the Board.

Composition

The Committee shall have at least three (3) members, comprised solely of independent directors as such term is defined in Rule 4200 of the National Association of Securities Dealers, Inc. ("NASD") listing standards, or any successor rule, subject to the exception in Rule 4350 of the NASD listing standards, or any successor rule, and subject to the effective dates and any transition periods contained in such listing standards.

Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement.  In addition, at least one member of the Committee shall have past experience in finance or accounting, requisite professional certification in accounting or any other comparable background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board shall elect or appoint a chairman of the Committee who will have authority to act on behalf of the Committee between meetings.

Responsibilities and Authority

The responsibilities and authority of the Committee are as follows:

a.	The Committee shall review and reassess the adequacy of this Charter annually.

b.	The Committee shall have sole authority to appoint, determine funding for and oversee the outside auditors as set forth in Section 10A(m)(2) of the Securities Exchange Act of 1934.

c.
The Committee shall engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the outside auditor.

d.
The Committee shall receive from the Company's outside auditor, at least annually, a formal written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard 1, or any successor standard.

e.
The Committee, in consultation with the outside auditor and management of the Company, shall review the engagement of the outside auditors, audit scope and procedures to be followed in conducting the annual audit of the Company's financial statements.

f.
The Committee shall review the Company's annual audited financial statements prior to the inclusion of the audited financial statements in the Company's filings with the SEC.  In addition, the Committee will discuss any items required to be communicated by the outside auditor in accordance with Statement on Auditing Standards ("SAS") No. 61, as amended by SAS No. 91, or any successor standard.

g.	The Committee, based upon its review and discussions, shall recommend to the Board whether or not the audited financial statements shall be included in the Company's Annual Report on Form 10-K.

h.	The Committee shall provide a report to be included in the Company's annual proxy statement containing such information as may be required by applicable law or regulation.

i.	The Committee shall have the responsibility to establish procedures for complaints as set forth in Section 10A(m)(4) of the Securities Exchange Act of 1934.

j.
The Committee shall have the authority to pre-approve all audit services and any non-audit services to be performed by the outside auditors that are permissible under Section 10A(i)of the Securities Exchange Act of 1934 or any successor rule.

k.
The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have direct access to the outside auditors, with or without management being present, as well as anyone in the Company.

l.
The Committee may retain, at the Company's expense, legal, accounting or other consultants or experts it deems to be necessary in the performance of its duties as set forth in Section 10(A)m(2) of the Securities Exchange Act of 1934.

m.	The Committee may act as a qualified legal compliance committee as defined in 17CFR Part 205.2.

n.
The Committee shall perform such other activities and make such other recommendations to the Board on such matters, within the scope of its functions and consistent with this Charter, as may come to its attention and which in its discretion warrant consideration by the Board.

Delegation

Any responsibility or authority of the audit committee, including, but not limited to, the authority to preapprove all audit and permitted non-audit services, may be delegated to one or more members of the Committee.

Limitations

The Committee is responsible for the duties set forth in this Charter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements.  Management has the responsibility for preparing the financial statements and implementing internal controls.  The outside auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls.  The review of the financial statements by the Committee is not of the same quality as the audit performed by the outside auditors and is not an audit.  The oversight exercised by the Committee is not a guarantee that the financial statements will be free from mistake or fraud.  In carrying out its responsibilities, the Committee believes its polices and procedures should remain flexible in order to best react to a changing environment.